Exhibit 4.6

NOTE AMENDMENT

This Note Amendment dated as of September 6, 2022 (the “Agreement”) is by and between Volcon, Inc., a Delaware corporation (the “Company”), and the undersigned, a Holder of Notes (as defined below) identified on the signature pages hereto. Capitalized terms not defined herein shall have the meanings assigned to them in those certain Senior Convertible Notes dated as of August 24, 2022 (the “Notes”) issued by the Company to the undersigned and other holders thereof.

WITNESSETH:

WHEREAS, the Company is requesting an amendment to the Notes to change the voluntary Conversion Price adjustment provision set forth in Section 7(b) of the Notes, as provided in this Agreement.

NOW, THEREFORE, in consideration of and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.	Amendment of the Notes. The Company and the Holder hereby agree that Section 7(b) of the Notes is deleted in its entirety and replaced with the following:

(b)       Voluntary Adjustment by Company. Subject to the rules and regulations of the Principal Market or such other principal securities exchange or trading market on which the Common Stock is then listed, the Company may at any time during the term of this Note, with the prior written consent of the Required Holders, reduce the then current Conversion Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

2.	Effective Date. The amendment set forth in Section 1 shall only become effective upon the due execution and delivery to the Company of a Note Amendment identical in form and substance to this Agreement by the holders of Notes that constitute the Required Holders.

3.	No Implied Waiver or Consent. Except for the specific amendment set forth above, nothing herein shall be deemed to be a consent to, amendment of or waiver of any provision in the Notes, and all provisions in the Notes, as modified hereby, are hereby confirmed and ratified in all respects and shall remain in full force and effect in accordance with their respective terms.

4.	Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Holder with respect to the matters covered hereby and supersedes all previous written, oral or implied understandings among them with respect to such matters. The terms set forth in this Agreement may not be amended without the prior written consent of the Company and Holder. This Agreement is intended for the benefit of the parties hereto and their respective successors and assigns and is not for the benefit of, nor may any provisions hereof be enforced by, any other person or entity.

5.	Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York without regard to the choice of law principles thereof.

6.	Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains an electronic file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic file signature page (as the case may be) were an original thereof.

[Signature page follows]

1

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first stated above.

VOLCON, INC.

By:	/s/ Jordan D. Davis
Name: Jordan D. Davis Title: Chief Executive Officer

EMPERY ASSET MASTER, LTD. By: Empery Asset Management, LP, it authorized agent

By:	/s/ Brett Director
Name: Brett Director Title: General Counsel

2

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first stated above.

VOLCON, INC.

By:	/s/ Jordan D. Davis
Name: Jordan D. Davis Title: Chief Executive Officer

EMPERY TAX EFFICIENT, LP By: Empery Asset Management, LP, it authorized agent

By:	/s/ Brett Director
Name: Brett Director Title: General Counsel

3

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first stated above.

VOLCON, INC.

By:	/s/ Jordan D. Davis
Name: Jordan D. Davis Title: Chief Executive Officer

EMPERY DEBT OPPORTUNITY FUND, LP By: Empery Asset Management, LP, it authorized agent

By:	/s/ Brett Director
Name: Brett Director Title: General Counsel

4